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                                                               EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information for the MFS Lifetime Funds on behalf of MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund and MFS Lifetime 2040 Fund, included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 333-126328) of MFS Series Trust XII.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated June 12, 2006, with respect to the financial statements and financial highlights of MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund and MFS Lifetime 2040 Fund (each a series of MFS Series Trust XII) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2006.


                                        ERNST & YOUNG LLP
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                                        Ernst & Young LLP

August 24, 2006
Boston, Massachusetts